EXECUTION VERSION 1 1007733202v4 JOINDER AGREEMENT JOINDER AGREEMENT, dated as of April 8, 2022, by and between Warner Bros. Discovery, Inc. (f/k/a Discovery, Inc.) WBD , a Delaware corporation, Discovery Communications, LLC, a Delaware limited liability company, Scripps Networks Interactive, Inc., an Ohio corporation (each an Additional Guarantor Additional Guarantors ), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the Administrative Agent in shall have the meaning ascribed to them in the Credit Agreement referred to below. W I T N E S S E T H : WHEREAS, reference is made to that certain Credit Agreement, dated as of June 4, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the Credit Agreement by and among Magallanes, Inc., a Delaware corporation Company JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto; WHEREAS, Section 6.15 of the Credit Agreement requires each Additional Guarantor to become a party to the Credit Agreement as a Guarantor by executing a joinder agreement; WHEREAS, each Additional Guarantor has agreed to execute and deliver this Joinder Agreement in order to become a Guarantor under the Credit Agreement; NOW, THEREFORE, IT IS AGREED: 1. Joinder to Credit Agreement. By executing and delivering this Joinder Agreement, each Additional Guarantor, as provided in Section 6.15 of the Credit Agreement, hereby (a) becomes a party to the Credit Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor, and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor under the Credit Agreement are true and correct in all material respects on and as of the date hereof. Each Additional Guarantor represents and warrants to the Administrative Agent that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. 2. Counterparts. This Joinder Agreement may be executed by one or more of the parties to this Joinder Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. 3. Governing Law; Jurisdiction; Etc. The provisions of Section 11.14 of the Credit Agreement are incorporated by reference into this Joinder Agreement mutatis mutandis.

2 1007733202v4 4. Loan Document. From and after the execution and delivery hereof by the urposes of the Credit Agreement and the other Loan Documents. 5. Enforceability. If any provision of this Joinder Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Joinder Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 6. Notice. All notices, requests and demands pursuant hereto shall be made in accordance with Section 11.02 of the Credit Agreement. All communications and notices hereunder to each Additional Guarantor shall be given to it in care of WBD at address set forth below. Warner Bros. Discovery, Inc. 230 Park Avenue South New York, NY 10003 Attention: Fraser Woodford, Executive Vice President Telephone: 718-764-3768 Electronic Mail: fraser_woodford@discovery.com Attention: Tara L. Smith, Senior Vice President Telephone: 212-548-5159 Electronic Mail: tara_smith@discovery.com [Signature pages follow.]